UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2026

Supernus Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-35518	20-2590184
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9715 Key West Ave	Rockville	MD	20850
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SUPN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 1, 2026 (the “Signing Date”), Supernus Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Supernus”), entered into a Merger Agreement (the “Merger Agreement”), by and among the Company, Indivior Pharmaceuticals Inc., a Delaware corporation (“Indivior”), and Artemis Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Indivior (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Indivior. The Merger Agreement provides for a strategic combination of the Company and Indivior in a merger of equals. Following the completion of the Merger, the combined company will be renamed “Supernus, Inc.” (the “Combined Company”) and its shares of common stock are expected to continue trading on the Nasdaq Stock Market under the ticker symbol “SUPN.” Upon completion of the Merger, Indivior stockholders are expected to own approximately 56.5% of the Combined Company on a fully diluted basis and Supernus stockholders will own approximately 43.5% of the Combined Company on a fully diluted basis. The Merger and the other transactions contemplated by the Merger Agreement are referred to collectively as the “Transactions.”

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (each, a “Company Share”) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares) will be converted into the right to receive 1.5401 shares of common stock, par value $0.001 per share, of Indivior (each, an “Indivior Share” and, such ratio, the “Exchange Ratio,” and the Indivior Shares issuable in the Merger, the “Merger Consideration”). The Exchange Ratio is fixed and will not be adjusted for changes in the market price of either the Company Shares or the Indivior Shares. No fractional Indivior Shares will be issued in the Merger; instead, each holder of Company Shares who would otherwise be entitled to a fractional Indivior Share will receive cash in lieu thereof, without interest and subject to applicable withholding, based on the volume weighted average trading price of the Indivior Shares over a specified period prior to the Effective Time, as provided in the Merger Agreement.

The issuance of Indivior Shares as Merger Consideration (the “Share Issuance”) requires the approval of Indivior’s stockholders, and the adoption of the Merger Agreement requires the approval of the Company’s stockholders. Each of the Company and Indivior has agreed to hold a meeting of its respective stockholders to obtain these approvals.

In connection with the Merger, and subject to applicable law and the satisfaction or waiver of the conditions to Closing, prior to the Effective Time Indivior will declare a cash dividend in an aggregate amount of $1,000,000,000 (the “Special Dividend”), payable to holders of record of Indivior Shares, and to holders of Indivior equity awards with respect to the Indivior Shares underlying such awards, in each case as of a record date immediately prior to the Effective Time and as more fully described in the Merger Agreement.

In connection with the Merger Agreement and the Special Dividend, Indivior entered into a commitment letter with Citibank, N.A. pursuant to which Citibank, N.A. has committed to provide, subject to the terms and conditions thereof, a senior secured term loan facility in an aggregate principal amount of $650 million. The parties have agreed to cooperate and use their respective reasonable best efforts to obtain such financing prior to closing.

Under the Merger Agreement, at the Effective Time, outstanding Company equity awards will be assumed by Indivior and converted into corresponding awards with respect to Indivior Shares, with the number of underlying shares (and, for options, the exercise price) adjusted based on the Exchange Ratio. Each Company restricted stock unit award will be converted into an Indivior restricted stock unit award; each Company performance stock unit award will be converted into an Indivior restricted stock unit award subject solely to time-based vesting (with performance-vesting conditions ceasing to apply); and each Company stock option will be converted into an option to acquire Indivior Shares.

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Pursuant to the terms of the Merger Agreement, as of the Effective Time, (i) the board of directors of the Combined Company (the “Combined Company Board”) will consist of eight individuals, including four individuals who are nominees of the board of directors of Indivior immediately prior to the Effective Time and four individuals who are nominees of the board of directors of Supernus immediately prior to the Effective Time; (ii) the Chair of the Combined Company Board will be a nominee of Indivior; (iii) Jack A. Khattar will serve as Chief Executive Officer and as a member of the Combined Company Board; and (iv) Timonthy C. Dec will serve as Chief Financial Officer.

The Merger Agreement contains customary representations, warranties and covenants made by each of the Company and Indivior. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, each of the Company and Indivior has agreed to use reasonable efforts to conduct its business in the ordinary course consistent with past practice in all material respects and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. Consummation of the Merger is subject to customary closing conditions, including, among others, (i) the receipt of the required approvals of the Company’s and Indivior’s respective stockholders; (ii) the expiration or termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the effectiveness of the registration statement on Form S-4 to be filed by Indivior in connection with the Share Issuance; (iv) the approval for listing on the Nasdaq Stock Market of the Indivior Shares to be issued in the Merger; (v) the accuracy of the representations and warranties of the other party, subject to customary thresholds and exceptions; (vi) compliance by the other party in all material respects with its covenants; and (vii) the absence of a continuing material adverse effect with respect to the other party; (viii) the proceeds of Indivior’s committed financing having been funded, or being funded substantially concurrently with the closing, in an amount sufficient (together with the parties’ available cash) to consummate the Transactions, including payment of the Special Dividend; and (ix) if requested by the Company, Indivior’s having obtained, effective as of the closing, specified insurance coverage with respect to risks identified by the Company.

The parties intend that, for U.S. federal income tax purposes, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that the Merger Agreement will constitute a “plan of reorganization” for purposes thereof.

Each of the Company and Indivior has agreed to customary “no-solicitation” restrictions on its ability to solicit alternative acquisition proposals from third parties and to engage in discussions or negotiations regarding, or to provide non-public information in connection with, alternative acquisition proposals. Notwithstanding these restrictions, prior to obtaining the approval of its stockholders, each party may under specified circumstances furnish information to, and engage in discussions or negotiations with, a third party that has made a bona fide written acquisition proposal that its board of directors determines in good faith, after consultation with the Company’s or Indivior’s outside legal counsel, constitutes or would reasonably be expected to lead to a superior proposal. The board of directors of the Company has resolved to recommend that its stockholders adopt the Merger Agreement, and the board of directors of Indivior has resolved to recommend that its stockholders approve the Share Issuance, in each case subject to customary restrictions on the ability to change that recommendation and to a customary fiduciary out.

The Merger Agreement includes a remedy of specific performance for the parties thereto. The Merger Agreement also contains customary termination rights for both the Company and Indivior, including the right of either party, under specified circumstances, to terminate the Merger Agreement to accept a superior proposal. Either party may also terminate the Merger Agreement if the Merger has not been consummated by the date that is six months after the date of the Merger Agreement (the “Termination Date”); provided that, if on that date the only conditions that remain unsatisfied relate to antitrust approvals or the financing, either party may extend the Termination Date to a date up to nine months, and thereafter up to twelve months, after the date of the Merger Agreement. Upon termination of the Merger Agreement under specified circumstances, including in connection with a change in a party’s board recommendation or a party’s termination to accept a superior proposal, the terminating or breaching party may be required to pay the other party a termination fee in an amount equal to $101 million (in the case of a fee payable by the Company) or $174 million (in the case of a fee payable by Indivior), as set forth in the Merger Agreement.

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Voting and Support Agreements

Concurrently with the execution of the Merger Agreement on the Signing Date, and as an inducement to the parties’ willingness to enter into the Merger Agreement, the directors and executive officers of each of the Company and Indivior entered into voting and support agreements (the “Voting Agreements”) obligating each of them to support the Transactions solely in their individual capacity as a stockholder of the Company or Indivior, as applicable, and not in any other capacity; nothing in the Voting Agreements limits or restricts any such stockholder who is a director or officer of the Company or Indivior from acting in that capacity. The shares subject to each voting agreement include shares beneficially owned as of the date of the agreement and any additional shares as to which the stockholder acquires beneficial ownership prior to termination, including shares acquired upon exercise or settlement of equity awards. Under each voting agreement, the stockholder has agreed, unconditionally and irrevocably, to appear (or cause its shares to be counted as present for purposes of establishing a quorum) at the applicable stockholder meeting.

Indivior Voting and Support Agreements

Each director and executive officer of Indivior entered into a voting agreement with the Company (each, an “Indivior Voting Agreement” and, collectively, the “Indivior Voting Agreements”). Under the Indivior Voting Agreements, each such Indivior stockholder agreed, among other things, until the earlier of the receipt of the required approval of Indivior’s stockholders and the termination of the Indivior Voting Agreement, to vote all of its Indivior Shares (i) in favor of the Share Issuance and each of the transactions contemplated by the Merger Agreement, including any matter necessary for the consummation of the transactions thereby, (ii) against any alternative acquisition proposal or any other action that would reasonably be expected to materially impede, interfere with, delay or adversely affect the Merger, and (iii) in favor of any proposal to adjourn or postpone any meeting of Indivior stockholders if there are not sufficient votes for approval of the Indivior Share Issuance on the date on which the meeting is held. Each such stockholder also agreed, subject to specified permitted transfers, not to transfer its Indivior Shares during the term of the agreement, and agreed to certain restrictions on participating in litigation challenging the Merger Agreement, the Indivior Voting Agreement or the Transactions. The obligations under each Indivior Voting Agreement apply to each stockholder solely in its capacity as a stockholder and do not limit or restrict any stockholder who is a director or officer of Indivior from acting in that capacity. Each Indivior Voting Agreement terminates upon the earliest to occur of specified events, including the termination of the Merger Agreement in accordance with its terms, the receipt of the required approval of Indivior’s stockholders, the Effective Time, a modification, waiver or amendment of the Merger Agreement made without the stockholder’s consent that reduces the amount or changes the form of the Special Dividend, and a change in the Indivior board’s recommendation made in compliance with the Merger Agreement.

Company Voting and Support Agreements

Each director and executive officer of the Company each entered into a voting agreement with Indivior (each, a “Company Voting Agreement” and, collectively, the “Company Voting Agreements”). Under the Company Voting Agreements, each such Company stockholder agreed, among other things, until the earlier of the receipt of the required approval of the Company’s stockholders and the termination of the Company Voting Agreement, to vote all of its Company Shares (i) in favor of the Merger, adoption and approval of the Merger Agreement and the terms thereof and the transactions contemplated by the Merger Agreement, including any matter necessary for the consummation of the Mergers, (ii) against any alternative acquisition proposal or any other action that would reasonably be expected to materially impede, interfere with, delay or adversely affect the Merger, and (iii) in favor of any proposal to adjourn or postpone any meeting of Supernus stockholders if there are not sufficient votes for approval of Merger Agreement on the date on which the meeting is held. Each such stockholder also agreed, subject to specified permitted transfers, not to transfer its Company Shares during the term of the agreement, and agreed to certain restrictions on participating in litigation challenging the Merger Agreement, the Company Voting Agreement or the Transactions. The obligations under each Company Voting Agreement apply to the stockholder solely in its capacity as a stockholder and do not limit or restrict any stockholder who is a director or officer of the Company from acting in that capacity. Each Company Voting Agreement terminates upon the earliest to occur of specified events, including the termination of the Merger Agreement in accordance with its terms, the receipt of the required approval of the Company’s stockholders, the Effective Time, a modification, waiver or amendment of the Merger Agreement made without the stockholder’s consent that reduces the amount or changes the form of the merger consideration, and a change in the Company board’s recommendation made in compliance with the Merger Agreement.

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The foregoing descriptions of the Merger Agreement, the Indivior Voting Agreements and the Company Voting Agreements, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the form of Indivior Voting Agreement and the form of Company Voting Agreement, which are filed as Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and each of which is incorporated herein by reference. The Merger Agreement and the forms of Voting Agreement have been filed to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company, Indivior, Merger Sub or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are qualified in important part by confidential disclosure schedules and letters delivered by the parties in connection with the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or investors, or may have been used for the purpose of allocating risk between the parties instead of establishing these matters as facts. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Indivior or any of their respective subsidiaries or` affiliates, and should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company and Indivior in their respective public reports filed with the Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 5.02	Compensatory Arrangements of Certain Officers.

On August 1, 2026, in connection with, and concurrently with the execution of, the Merger Agreement, the Company and Jack A. Khattar, the Company’s President and Chief Executive Officer, entered into a Second Amended and Restated Employment Agreement (the “Employment Agreement”), which amends, restates and supersedes Mr. Khattar’s prior employment agreement with the Company. The Employment Agreement will become effective only upon, and is contingent upon, the consummation of the Merger; if the Merger is not consummated, the Employment Agreement will be null and void and of no force or effect.

From and after the Effective Date, Mr. Khattar will continue to serve as President and Chief Executive Officer of the Company and will serve as a member of the board of directors of each of the Combined Company (to be renamed Supernus, Inc.) and the Company. The Employment Agreement provides for an annual base salary of $1,115,000, subject to review and potential increase, and an annual cash bonus targeted at 100% of base salary, up to a maximum of 200% of base salary, based on the achievement of individual and Company goals.

If Mr. Khattar’s employment is terminated by the Company without cause or by Mr. Khattar for good reason, then, subject to his execution and non-revocation of a release of claims, he will be entitled to (i) continuation of his base salary over an 18-month severance period (increased to a 24-month severance period if the termination occurs during the period beginning three months before and ending twelve months after a change in control), (ii) a lump-sum payment equal to his most recent annual bonus, and (iii) Company-paid COBRA premiums for up to 12 months. The Employment Agreement does not provide for any excise tax gross-up; instead, payments that would otherwise be subject to the excise tax under Section 4999 of the Internal Revenue Code are subject to a “best after-tax” reduction. The Employment Agreement also contains customary confidentiality, non-competition and non-solicitation covenants, with the non-competition and non-solicitation covenants applying during Mr. Khattar’s employment and for twelve months following termination. In addition, any termination of Mr. Khattar’s employment (including any determination that cause or disability exists) requires, during the three (3) years following the Effective Time, the approval of a majority of the board of directors then in office (excluding Mr. Khattar), at least one of whom must be a director designated by the Company (a “Supernus Designee,” as defined in the Merger Agreement). Disputes over whether cause or good reason exists are subject to notice-and-cure periods and, if unresolved, binding arbitration. Upon a termination by the Company without cause or by Mr. Khattar for good reason, Mr. Khattar’s outstanding stock-based compensation awards will vest in full.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

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Item 8.01	Other Events.

On August 3, 2026, the Company and Indivior issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference. The Company and Indivior will host a joint conference call and webcast on Monday, August 3, 2026 at 8:30 a.m. EDT. A replay of the webcast will be available following the event. An investor presentation, which will be referenced during the webcast, will be available from the Investor Relations section of both companies' websites.

Important Additional Information and Where to Find It

In connection with the proposed transaction, Indivior intends to file with the SEC a registration statement on Form S-4, which will include a document that serves as a prospectus of Indivior and a joint proxy statement of Indivior and Supernus (the “joint proxy statement/prospectus”). Each party also plans to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to Indivior’s stockholders and Supernus’ stockholders. Investors and securityholders may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Indivior and Supernus with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Indivior with the SEC will be available free of charge on Indivior’s website at www.indivior.com or by contacting Indivior’s Investor Relations at InvestorRelations@indivior.com. Copies of the documents filed by Supernus with the SEC will be available free of charge on Supernus’ website at www.supernus.com.

No Offer or Solicitation

This report and the information contained herein is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This report does not constitute a prospectus or prospectus equivalent document. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Indivior and Supernus and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about directors and executive officers of Indivior is available in the Indivior proxy statement for its 2026 Annual Meeting, which was filed with the SEC on March 27, 2026. Information about directors and executive officers of Supernus is available in the Supernus proxy statement for its 2026 Annual Meeting, which was filed with the SEC on April 30, 2026. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents from Indivior and Supernus as indicated above.

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Forward-Looking Statements

This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide Supernus’s and Indivior’s respective management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “would,” “could,” “should,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. These statements, including statements regarding the proposed merger of equals of Supernus and Indivior, the expected timing of the closing, and the anticipated benefits and prospects of the combined company, are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including, among others: the risk that the proposed merger may not be completed in a timely manner or at all; the failure to obtain the required approvals of Supernus' or Indivior’s stockholders; the failure or delay in obtaining required regulatory approvals, or the imposition of conditions in connection therewith; the failure to satisfy the other conditions to closing; the possibility that a competing or superior acquisition proposal is made; the fact that the exchange ratio is fixed and will not be adjusted for changes in the market price of Supernus or Indivior shares; the effect of the announcement, pendency or completion of the transaction on the market price of Supernus and Indivior shares; the effect of the additional indebtedness incurred to fund the Special Dividend on the combined company; the effects of business disruption resulting from the announcement or pendency of the transaction; the diversion of management’s attention and resources from ongoing business operations; the effect of the transaction on the parties’ ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners; restrictions during the pendency of the transaction that may limit the parties’ ability to pursue business opportunities or strategic transactions; the risk that the anticipated benefits, synergies and cost savings may not be realized within the expected timeframe or at all; the difficulties and costs of integrating the two businesses; significant transaction costs and/or unknown or inestimable liabilities; the risk that the merger does not qualify for its intended treatment as a tax-free reorganization; the occurrence of any event that could give rise to termination of the merger agreement, including in circumstances requiring payment of a termination fee; the risk of stockholder litigation in connection with the transaction; the impact of macroeconomic and market conditions, including economic downturns, international conflict, trade disputes and tariffs; and the other risks identified in Supernus' and Indivior’s filings with the SEC and in the joint proxy statement/prospectus when it becomes available. There can be no assurance that the proposed merger will in fact be consummated in the manner described or at all. These forward-looking statements speak only as of the date of this report and neither Supernus nor Indivior undertakes any obligation to update any forward-looking statement, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 2.1* - Agreement and Plan of Merger, dated as of August 1, 2026, by and among Supernus Pharmaceuticals, Inc., Indivior Pharmaceuticals, Inc. and Artemis Merger Sub, Inc., dated as of August 1, 2026

Exhibit 10.1 - Form of Voting and Support Agreement, by and between Indivior Pharmaceuticals, Inc. and certain stockholders of Supernus Pharmaceuticals, Inc. party thereto.

Exhibit 10.2 - Form of Voting and Support Agreement, by and between Supernus Pharmaceuticals, Inc. and certain stockholders of Indivior Pharmaceuticals, Inc. party thereto.

Exhibit 10.3 – Second Amended and Restated Employment Agreement, by and between Supernus Pharmaceuticals, Inc. and Jack A. Khattar, dated as of August 1, 2026

Exhibit 99.1 - Joint Press Release of Supernus Pharmaceuticals, Inc. and Indivior Pharmaceuticals, Inc., dated August 3, 2026.

Exhibit 104 - The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

* Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule and similar attachment to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: August 3, 2026	By:	/s/ Timothy C. Dec
Timothy C. Dec
Senior Vice President and Chief Financial Officer

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